                                                                   EXHIBIT 10.11


                              SETTLEMENT AGREEMENT

                                     BETWEEN

                                   BESPAK PLC

                                       AND

                                  AEROGEN, INC.

                                       AND

                                TENAX CORPORATION

                              SETTLEMENT AGREEMENT


SECTION A.        BACKGROUND AND STATUS INFORMATION

         A.1 BESPAK plc (BESPAK) is a corporation of the United Kingdom, having a principal place of business at 4, Stanhope Gate. London WlY 5LA, England.

         A.2 TENAX Corporation (TENAX), which does business as Bespak, Inc. and is a subsidiary of BESPAK, has a principal place of business at 2450 Laura Duncan Road, Apex, North Carolina 27502.

         A.3 AeroGen, Inc. (AEROGEN) is a corporation of Delaware having a principal place of business at 1310 Orleans Drive, Sunnyvale, California 94089.

         A.4 BESPAK is the owner, by assignment, of the patent and patent applications identified in the right column of TABLE I under the heading "BESPAK" of Attachment I to this Settlement Agreement (SETTLEMENT AGREEMENT) which patents and patent applications, including all reissues, reexaminations, divisions and continuations thereof, are hereinafter referred to as "BESPAK Intellectual Property."

         A.5 AEROGEN is the owner, by assignment, of the patents and patent applications identified in the left column of TABLE I under the heading "AEROGEN" in Attachment I which patents and patent applications, including all reissues, reexaminations, divisions and continuations thereof, are hereinafter referred to as "AEROGEN Intellectual Property."

         A.6 Interference No. 103,704 (Interference) was declared in the United States Patent and Trademark Office ("USPTO") between U.S. Patent Application Serial No. 08/163,850 (`850 application) presently assigned to AEROGEN and U.S. Patent No. 5,261,601 (`601 patent) assigned to BESPAK, following the filing of a request for interference by a predecessor in interest to AEROGEN. This Interference is currently pending before the USPTO. The `850 application and `601 patent are listed in the aforementioned TABLE I of Attachment 1.

         A.7 An opposition proceeding was commenced, and is presently pending in the European Patent Office, with respect to European Patent No.
0 542 723 (EP `723) assigned to BESPAK, following the filing of a request by a predecessor in interest to AEROGEN. The EP `723 patent is listed in TABLE I of Attachment I.

         A.8 AEROGEN and TENAX have worked together in the development of a SUPPLY CONTRACT therebetween. A copy of this SUPPLY CONTRACT is attached as Attachment II to this SETTLEMENT AGREEMENT.

SECTION B.        GRANT PROVISIONS AND PROVISIONS RELATED TO THE GRANT
                  PROVISIONS.

         In consideration of the following provisions, representations and warranties, and in order to settle any existing controversies between BESPAK, TENAX and AEROGEN (THE PARTIES), THE PARTIES agree as follows:

         B.1      SUPPLY CONTRACT EXECUTION.

                  TENAX and AEROGEN will, concurrently with the execution of this SETTLEMENT AGREEMENT, execute the SUPPLY CONTRACT provided in Attachment II.

         B.2      PATENT AND PATENT APPLICATION RIGHTS.

                  B.2.1 BESPAK grants to AEROGEN a worldwide, nonexclusive royalty-free license under BESPAK Intellectual Property, to practice the methods and to make, use, sell, offer to sell, and import products covered under any claims of said BESPAK Intellectual Property, which claim reads on subject matter disclosed in or supported by U.S. Patent Application Serial No. 08/163,850.

                  B.2.2 AEROGEN grants to BESPAK and TENAX a worldwide, nonexclusive royalty-free license under AEROGEN Intellectual Property to practice the methods and to make, use, sell, offer to sell, and import products covered under any claim of said AEROGEN Intellectual Property or any other present or future AEROGEN patent which claim reads on subject matter disclosed in or supported by U.S. Patent No. 5,261,601. Examples of claims which are licensed and not licensed hereunder are set forth in Attachment III.

                  B.2.3 The grant clauses in B2.1 and B2.2 above apply to subsidiaries and controlled companies of the respective parties (i.e., AEROGEN, BESPAK and TENAX) as defined immediately below in Sections (i) and (ii):

                            (i)    A SUBSIDIARY of a party means any corporation
or company or other similar entity over 50% of the voting stock of which is directly or indirectly owned by such party; and

                            (ii)   A CONTROLLED COMPANY of a party means (1) any
SUBSIDIARY and (2) any corporation, company, or other entity, not a SUBSIDIARY, at least 40% of the voting stock of which is directly or indirectly owned or controlled by such party provided such party also has in case (2) either -

                                    (a)      the irrevocable right to name a
majority of the members of the governing board of such entity, or

                                    (b)      effective managerial control by
virtue of a management agreement entered into with such entity.

                  B.2.4 Each of the parties to this Agreement may, at its election and in its sole discretion, sub-license the rights granted to it under Sections B2.1 or B2.2. Each party will notify the other parties as soon as possible as to the identity of any proposed sub-licensee, the nature of the rights being sub-licensed, and the reasoning behind the desire to sub-license.

         B.3      NONASSERTION CLAUSES.

                  B.3.1 BESPAK and AEROGEN each agree that with respect to any patent (US or non-US) which, on the execution date of this SETTLEMENT AGREEMENT, it or a subsidiary or controlled company thereof owns or under which it has the right to grant licenses of the scope of the licenses granted in this SETTLEMENT AGREEMENT, or any patent which may later issue thereto or which it later owns or under which it later has the right to grant licenses of the scope of the license granted in this SETTLEMENT AGREEMENT, it will not assert against another of said PARTIES, or a subsidiary, or controlled company thereof, any claims for infringement based on the manufacture, use, or sale, offer to sell or importation of any product made or sold by another of said PARTIES, or a subsidiary, or controlled company thereof, under license granted in this SETTLEMENT AGREEMENT.

SECTION C.        SETTLEMENT OF INTERFERENCE NO. 103,704.

         C.1 BESPAK and AEROGEN agree to settle Interference No. 103,704. In this regard, BESPAK and AEROGEN (The Interference Parties) agree as set forth below:

         C.2 DETERMINATION OF PRIORITY. The following provisions, C2.1 to C2.5, relate to the determination of priority in the Interference No. 103,704 proceeding.

                  C.2.1 DETERMINATION OF PRIORITY BY AGREEMENT BY THE INTERFERENCE PARTIES. The Interference Parties shall endeavor in good faith promptly after the date of this SETTLEMENT AGREEMENT to determine all questions of priority involved in Interference No. 103,704 on the basis of the evidence
(i) presented in the Preliminary Motions heretofore filed, (ii) the Preliminary Statements filed (i.e., a free exchange of the entire contents of the previously sealed Preliminary Statement packages filed in accordance with 37 C.F.R.
Section 1.622 and any documents referenced therein), and (iii) any other proofs of relevance establishing priority including, but not limited to, affidavits under 37 C.F.R. Section 1.131 and any evidence and explanation filed under 37 C.F.R. Section 1.608 in any application set out in the notice declaring the Interference.

              To ensure that the priority issue is dealt with promptly, the following time frames apply:

                  A) The Parties shall exchange, by Federal Express, the documents of (ii) and (iii) immediately above within fourteen (14) business days of the last signature date of this Agreement; and

                  B) The Parties shall consider the exchanged documents and determine the issue of priority within six weeks after the period in C2.1(A) expires or, if unable to so determine priority, proceed in accordance with C2.2 below. This six week timeframe may be shortened if an unextendible earlier due date is set forth by the Administrative Patent Judge (APJ) or may be extended with the mutual consent of the APJ and the PARTIES.

         Both Interference Parties will study the evidence and will make a conscientious effort to reach agreement as to the proper determination of priority as between the parties. Both Interference Parties recognize the importance of determining the correct priority as to the finally determined count(s), so as to avoid any future validity and patentability ramifications under Title 35 of the US Patent Laws, such as 35 U.S.C.
Section 102(g), that could be raised by third parties, and thus all pertinent information or issues concerning priority will be presented. In view of this, if further information is deemed necessary by a receiving party to facilitate a proper understanding of the arguments presented by another Party, a request for that information will be made and reasonably responded to by the recipient of the request. In the event The Interference Parties are able to determine priority with respect to the finally determined count(s), the party determined not entitled to priority shall file a Request for Entry of Adverse Judgment under 37 C.F.R. Section 1.662(a) as to the priority issue.

                  C.2.2 DETERMINATION OF PRIORITY BY THE PATENT AND TRADEMARK OFFICE IF INTERFERENCE PARTIES UNABLE TO AGREE.
                           In the event The Interference Parties are unable to agree upon the issue of priority, the Patent and Trademark Office proceedings will continue pursuant to the Rules of Practice to the end that priority of invention may be determined by the Patent and Trademark Office. All testimony shall be by written declarations or affidavits and not by oral testimony. The Administrative Patent Judge will be consulted as to any Briefs that shall be filed. Appeal from the Patent and Trademark Office's decision on priority will be made only if mutually agreed to by both Interference Parties.

                  C.2.3    EXTENSIONS OF TIME.
                           While The interference Parties are attempting to determine priority, each Interference Party will execute such stipulations for extensions of time as may be appropriate to stay the Patent and Trademark Office proceedings so that neither party will suffer less of any procedural or substantive rights as to the issues in the Interference.


                  C.2.4    FILING OF PROOFS.
                           All documents exchanged between The Interference Parties to determine the issue of priority and which are not already of record in the Interference, shall be filed in the US Patent and Trademark Office by the Party who originally forwarded the documents whether or not a determination of priority is made between the Interference Parties. Photocopies of the documentary evidence employed in determining priority may be submitted as alternatives to originals.


                  C.2.5    NO EFFECT ON LICENSES GRANTED.
                           The failure of the Interference Parties to agree upon the issue of priority or any other Interference issue shall in no way affect the licenses granted herein.

         C.3 FILING OF SETTLEMENT AGREEMENT. A copy of this SETTLEMENT AGREEMENT (including any Appendices, Attachments, Schedules, etc.) shall be filed in the United States Patent and Trademark Office in compliance with 35 U.S.C. Section 135(c) and 37 C.F.R. Section 1.666(a) with the request that the copies be kept separate from the file in Interference No. 103,704 and be made available only as provided by 37 C.F.R.
Section 1,666(b). While either Interference Party shall be entitled to file this SETTLEMENT AGREEMENT to comply with the requirements of 35 U.S.C.
Section 135(c), the Party who is last to sign the Agreement shall have the responsibility of timely filing this SETTLEMENT AGREEMENT with the USPTO in accordance with 37 C.F.R. Section 1.666(a) and (b).

         C.4 OTHER INTERFERENCE ISSUES. The Interference Parties also agree to cooperate and work together in an effort to obtain a prompt and inexpensive resolution, consistent with the facts and the applicable laws, of whatever issues of fact and/or law may stem from or relate to the Interference. For example, both Interference Parties will cooperate and work together, consistent with the applicable facts and applicable laws, to remove as many issues as possible from the Interference while recognizing that some Interference issues may not be resolved by the Interference Parties alone, in which case the Interference Parties will work together with the Administrative Patent Judge of the USPTO assigned to this Interference, in an effort to resolve those remaining issues expeditiously and in an economical manner. In this regard, a large number Preliminary Motions under 37 C.F.R. Section 1.633(a)-(h) have been filed by the Interference Parties; however, no Oppositions, Preliminary Motions under
37 C.F.R. Section 1.633(i)-(j) or Replies have been filed. The Interference Parties recognize that some of these Motions may have to be decided by the Administrative Patent Judge and that it may be necessary to file Motions under 37 C.F.R. Section 1.633(i)-(j), Oppositions and Replies thereto to properly present issues to the Administrative Patent Judge. Such papers, if any, shall be filed in accordance with a schedule set by the Administrative Patent Judge following consultation with the Administrative Patent Judge.

SECTION D. TERMINATION OF EUROPEAN PATENT OFFICE OPPOSITION.

         AEROGEN will withdraw the opposition to European Patent 0 547 723
(EP `723) within two weeks of the date of this SETTLEMENT AGREEMENT and will not file, refile or assist any other party in an opposition before the European Patent Office against EP `723 or any other EP patent in the BESPAK Intellectual Property or any continuing application thereof.

SECTION E. WARRANTIES, REPRESENTATION AND MISCELLANEOUS PROVISIONS.

         The following provisions shall apply to this SETTLEMENT AGREEMENT.

         E.1 POWER. Each PARTY (BESPAK, TENAX and AEROGEN) has the necessary right and power to enter into and perform its obligations under this SETTLEMENT AGREEMENT and has taken all necessary action to authorize the execution and consummation of this SETTLEMENT AGREEMENT.

         E.2 OWNERSHIP. BESPAK either legally or beneficially owns the entire right, title and interest in and to the BESPAK Intellectual Property.

         E.3 OWNERSHIP. AEROGEN either legally or beneficially owns the entire right, title and interest in and to the AEROGEN Intellectual Property.

         E.4 NO-DEFAULT. To the best of the knowledge of each respective PARTY, each respective PARTY is not aware of anything that will preclude the performance of its obligations under this SETTLEMENT AGREEMENT.

         E.5 NO MATERIAL CONTRACTS. No PARTY is subject to any contract or agreement which will preclude the performance of its obligations under this SETTLEMENT AGREEMENT.

         E.6 NO CONFLICTS. To the best of the knowledge of each respective PARTY, neither the execution nor delivery of this SETTLEMENT AGREEMENT, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will (a) violate any provisions of law, administrative regulation or court decree applicable to the PARTIES; or
(b) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default of any agreement or instrument to which a PARTY is a party to or by which a PARTY is bound or is obligated to be bound as of the execution date of this SETTLEMENT AGREEMENT.

         E.7 Except under the conditions stated in this immediate paragraph, each PARTY in this SETTLEMENT AGREEMENT shall take reasonable steps to prosecute to issuance and maintain in force, for their full life, the patent applications and patents covered under B2.1 and B2.2. If, however, a PARTY desires to allow a granted patent to lapse or to abandon any actual or potential application rights before a national or regional patent office, such as by non-payment of annuity fees, that PARTY (The NOTIFYING PARTY) shall serve Notice of that fact at least three months prior to the lapse or loss of rights date, and the PARTY or PARTIES receiving that Notice (The RECEIVING PARTY/PARTIES) shall have the right to maintain in force or preserve rights in the patent or application at the RECEIVING PARTY's/PARTIES' own expense. Ownership in any application or preexisting or subsequent patent covered under B2.1 and B2.2 shall remain in the PARTY which originally filed the application with it being understood that the rights granted in B2.1 and B2.2 will remain in effect.

         E.8 Each PARTY in this SETTLEMENT AGREEMENT shall, upon request by one of the other PARTIES in the SETTLEMENT AGREEMENT, provide a copy of the prosecution documentation for any of the involved patents and applications at the expense of the requesting PARTY.

         E.9 NONASSIGNABILTIY. Except as set out below, neither this SETTLEMENT AGREEMENT nor any interest hereunder shall be assignable by any PARTY without the written consent of the other PARTIES, but consent will not be unreasonably withheld or delayed. This SETTLEMENT AGREEMENT may be assigned to an entity acquiring a controlling interest in the entire business of a PARTY, and said purchasing entity would be subject to the provisions set forth in this SETTLEMENT AGREEMENT.

         E.10 EFFECTIVE DATE. The effective date of this SETTLEMENT AGREEMENT shall be the most recent date appearing in the fully executed signature page(s) of this SETTLEMENT AGREEMENT.

         E.11 TERMS. This SETTLEMENT AGREEMENT shall continue in force until the expiration of the last-to-expire of any patent that has issued or later issues from the Intellectual Property of the Parties.

         E.12 COUNTERPARTS. Four original versions of this SETTLEMENT AGREEMENT shall be executed, each of which shall be deemed to be an original, and all of which together shall constitute one and the same SETTLEMENT AGREEMENT.

         E.13 ENTIRE UNDERSTANDING. This SETTLEMENT AGREEMENT together with Attachments I and II constitutes the entire understanding between the PARTIES with respect to the subject matter set forth herein. No modifications, extensions, or waiver of any provisions or any release of any right hereunder shall be valid, unless such modification, extension or waiver is in writing, references this SETTLEMENT AGREEMENT, sets forth the plan or intention to modify same, and is consented to by all PARTIES to the SETTLEMENT AGREEMENT.

         E.14 HEADINGS. The headings of this SETTLEMENT AGREEMENT are intended solely for convenience or reference and shall have no effect in the construction or interpretation of this SETTLEMENT AGREEMENT.

         E.15 NO WARRANTY OR REPRESENTATIONS. BESPAK and TENAX make no representations, extend no warranties of any kind, either expressed or implied, and assume no responsibility with respect to the use, sale, or other disposition by AEROGEN or entities under its control of products incorporating or made by use of (i) inventions licensed under this SETTLEMENT AGREEMENT, or (ii) information, if any, furnished under the SETTLEMENT AGREEMENT. This provision is subordinate to any other more specific warranty provision that might be contained in a contract between any two of the PARTIES such as the SUPPLY CONTRACT in Attachment II.

         E.16 NO WARRANTY OR REPRESENTATIONS. AEROGEN makes no representations, extends no warranties of any kind, either express or implied, and assumes no responsibility with respect to the use, sale, or other disposition by BESPAK or TENAX or entities under their control of products incorporating or made by use of (i) inventions licensed under this SETTLEMENT AGREEMENT, or (ii) information, if any, furnished under the SETTLEMENT AGREEMENT. This provision is subordinate to any more specific warranty provision that may be contained in a contract between any two of the PARTIES such as the SUPPLY CONTRACT in Attachment II.

         E.17 GOVERNING LAW AND FORUM. This SETTLEMENT AGREEMENT and the relationships between THE PARTIES pertaining to the settlement agreement shall be governed in all respects by the law of the State of North Carolina, United States of America, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted. In the event that a conflict arises as to an issue which relates to both the SETTLEMENT AGREEMENT and the SUPPLY CONTRACT with incorporated LICENSE AGREEMENT, the choice of North Carolina is controlling over the choice of California indicated in the Supply Contract.

         E.18 UNITED STATES. In the context of patent rights, the term "United States" means the United States, its territories and possessions.

         E.19 CORRESPONDENCE AND NOTICES. The following provisions relate to communications (i.e., documentation, reports, correspondence and notices) to the PARTIES. AEROGEN shall simultaneously send such communications to both TENAX and BESPAK. TENAX shall send such communications to AEROGEN. BESPAK shall send such communications to AEROGEN.

                  E.19.1 BESPAK. Until otherwise notified in writing by BESPAK, all communications by AEROGEN shall be effective upon receipt when addressed to:

                  BESPAK plc
                  Company Secretary
                  4, Stanhope Gate
                  London W1Y 5LA, ENGLAND

                  E.19.2 AEROGEN. Until otherwise notified in writing by AEROGEN, all communications by BESPAK and TENAX to AEROGEN shall be effective upon receipt when addressed to:

                  AEROGEN, INC.
                  Jane Shaw
                  Chairman and CEO
                  1310 Orleans Drive
                  Sunnyvale, California 94089

                  E.19.3 TENAX. Until otherwise notified, in writing by TENAX, all communications by AEROGEN to TENAX shall be effective upon receipt when addressed to:

                  TENAX Corporation
                  President
                  2450 Laura Duncan Road
                  Apex, North Carolina 27502

         E.20 None of the parties to this Agreement may, as a result of the termination of the SUPPLY CONTRACT, whether by reason of an Event of Default (as defined in the SUPPLY CONTRACT) by a party thereto or otherwise, terminate any other agreement entered into concurrently with the SUPPLY CONTRACT, including without limitation, this Agreement.

         IN WITNESS WHEREOF, BESPAK, AEROGEN and TENAX have executed this SETTLEMENT AGREEMENT in quadruplicate by their duly authorized representatives:


Bespak Plc
                           By:   /s/ Peter Chambre
                                 ------------------------------------------
                                 acting in official capacity as
                                 Chief Executive
                                 ------------------------------------------
                                 of BESPAK plc

                           Signed at:   4 Stanhope Gate, London W1 England
                                        ----------------------------------
                                        On the 4 day of March, 1999




AeroGen, Inc.
                           By:   /s/ Jane E. Shaw
                                 ------------------------------------------
                                 acting in official capacity as
                                 Chairman, CEO
                                 ------------------------------------------
                                 of AEROGEN, INC.

                           Signed at:   1310 Orleans Drive, Sunnyvale, CA
                                        -----------------------------------
                                        On the 1st day of March, 1999




Tenax Corporation
                           By:   /s/ Peter Chambre
                                 ------------------------------------------
                                 acting in official capacity as
                                 President
                                 ------------------------------------------
                                 of TENAX Corporation

                           Signed At:   4 Stanhope Gate, London W1 England
                                        -----------------------------------
                                        On the 4 day of March, 1999

                                  ATTACHMENT I

                               ATTACHMENT I

                                 ATTACHMENT I

                                     TABLE 1

            AEROGEN                                                   BESPAK
  US Patent No. 5,164,740                                   US Patent No. 5,261,601
  CA Patent No. 2,066,838                                   US Reissue Appl. No. 08/854,686
  BR Patent Appl. No. 9201487                               EP Patent No. 542723
  JP Patent Appl. No. 63/40070                              Austrian Patent No. 143295
               --                                           EP(FR) Patent No. 542723
  US Patent Appl. No. 08/163,850                            German Patent No. P 69028718.6
               --                                           EP(IT) Patent No. 542723
  US Patent Appl. No. 08/417,311                            Spain Patent No. 2092146
  PCT/US96/04646                                            EP(SE) Patent No. 542723
  EP Patent Appl. No. 822865                                EP(GB) Patent No. 542723
  AU Patent Appl. No. 9654421                               EP(DK) Patent No. 542723
               --                                           GB Patent No. 2,263,076
               --                                           Finland Patent Appl. No. 93.1780

                                  ATTACHMENT II

                                 SUPPLY CONTRACT

                                     BETWEEN


                                 AEROGEN, INC.,


                                       AND


                               TENAX CORPORATION,


                                    AS SELLER


                           DATED AS OF MARCH 1ST 1999

                                TABLE OF CONTENTS

                                                                                                    PAGE

RECITALS...............................................................................................1
1.   Term
         1.1      Effective Date.......................................................................1
         1.2      Initial Term.........................................................................1
         1.3      Renewal Terms........................................................................1



2.       Relationship of Parties.......................................................................2
         2.1      Minimum Amounts......................................................................2
         2.2      Purchase of Products from Others.....................................................2
         2.3      Supply of Products to Others.........................................................2
         2.4      Seller and Buyer.....................................................................2
         2.5      Intellectual Property................................................................3
         2.6      Equipment............................................................................3


3.       Purchases and Sales...........................................................................4
         3.1      Specifications.......................................................................4
         3.2      Forecasts............................................................................4
         3.3      Purchase Orders......................................................................5
         3.4      Packing..............................................................................6
         3.5      Freight..............................................................................6
         3.6      Acceptance...........................................................................6
         3.7      Delays...............................................................................7

4.       Warranties....................................................................................8
         4.1      Warranties...........................................................................8
         4.2      Disclaimer of Warranties.............................................................8
         4.3      Documentation........................................................................9

5.       Price and Payment.............................................................................9
         5.1      Price................................................................................9
         5.2      Taxes...............................................................................10
         5.3      Payment.............................................................................10
         5.4      Late Charges........................................................................10

6.       Defaults and Remedies........................................................................11
         6.1      Defaults............................................................................11
         6.2      Suspension of Performance...........................................................11

7.       Termination..................................................................................12
         7.1      Grounds for Termination.............................................................12


                                       i

         7.2      Consequences of Termination.........................................................13
         7.3      Consequences of Suspension..........................................................14

8.       Indemnification and Limits on Liability......................................................14
         8.1      Indemnification.....................................................................14
         8.2      Exclusion of Damages................................................................14
         8.3      Notification; Participation.........................................................15
         8.4      Limitation of Seller's Liability....................................................15

9.       Review and Dispute Resolution................................................................15
         9.1      Performance Review..................................................................15
         9.2      Audit Rights........................................................................16
         9.3      Dispute Resolution..................................................................16

10.      Miscellaneous................................................................................17
         10.1     Parties in Interest.  Limitation on Rights of Others; Assignment....................17
         10.2     Notices.............................................................................17
         10.3     Confidentiality.....................................................................19
         10.4     Survival of Certain Terms...........................................................19
         10.5     Attorneys' Fees.....................................................................20
         10.6     Costs and Expenses..................................................................20
         10.7     Entire Agreement....................................................................20
         10.8     Nonwaiver...........................................................................20
         10.9     Amendment...........................................................................20
         10.10    Severability........................................................................21
         10.11    Interpretation......................................................................21
         10.12    Choice of Law; Arbitration..........................................................22
         10.13    Counterparts........................................................................22

Exhibit A         Product Specifications..............................................................24

Exhibit B         Modification Order..................................................................26

Exhibit C         Purchase Order......................................................................28

Exhibit D         Price...............................................................................30

Exhibit E         Custody and Use Agreement...........................................................31

                                 SUPPLY CONTRACT


         THIS SUPPLY CONTRACT (this "Contract") is dated as of the 1st day of March, 1999, by and between AEROGEN, INC., a Delaware corporation ("Buyer"), and TENAX CORPORATION, a Connecticut corporation doing business as Bespak, Inc. ("Seller").


                                    RECITALS


     A. Seller and Buyer will concurrently with the execution and delivery of this Contract, execute a Settlement Agreement to which this Contract will be attached as Attachment II, wherein Buyer grants to Seller a nonexclusive license with respect to certain Aerogen Intellectual Property (as defined in the Settlement Agreement):

     B. Buyer desires to assure itself of a continued supply of its requirements of the products described in Exhibit A (collectively, the "Products"), and is willing to commit to purchase a portion of all of its requirements from Seller on the terms and subject to the conditions set forth in this Contract:


         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       TERM.

         1.1      EFFECTIVE DATE.

         This Contract shall be effective as of the date first above written (the "Effective Date").

         1.2      INITIAL TERM.

         This Contract shall continue for a term ("Initial Term") of four (4) years beginning on the date on which Buyer notifies Seller of the determination referenced in Section 3.2(a)(i), unless terminated earlier according to the terms hereof.

         1.3      RENEWAL TERMS.

         After the initial four-year term described in Section 1.2, this
Contract:

                  (a) shall, subject to subsections (b) and (c) below, continue automatically for successive two (2)-year terms;

                  (b) may be terminated by Buyer or Seller upon at least one hundred eighty (180) days' prior notice, such notice period to expire on the date on which the Initial Term or such a two-year renewal term would expire; and

                  (c)      may be terminated as otherwise provided in Section
7.1.

2.       RELATIONSHIP OF PARTIES.

         2.1      MINIMUM AMOUNTS.

         Buyer and Seller agree that during each year or portion thereof of the Initial Term, Seller shall supply Buyer with, and Buyer shall purchase from Seller, not leas than seventy-five (75%) of the Buyer's total requirement of the Products as defined on Exhibit A (collectively, the "Products") during such year, provided that Buyer shall satisfy, and shall be deemed to have satisfied, this obligation by having purchased from Seller in the preceding year at least 75% of its total requirements during that year. Buyer agrees to purchase Products from Seller under the conditions described herein. The quantity of Products which Seller is so required to supply, and Buyer is required to purchase, during a calendar year is referred to as the "Minimum Amount."

         2.2      PURCHASE OF PRODUCTS FROM OTHERS.

         Subject to Section 2.1 and Section 5.1(a), Buyer may purchase Products from persons other than Seller.

         2.3      SUPPLY OF PRODUCT TO OTHERS.

         Seller may not manufacture, distribute, sell or supply Products to any person other than Buyer.

         2.4      SELLER AND BUYER.

                  (a) Seller, in supplying Products to Buyer pursuant to this Contract, is acting only as an independent contractor and has the sole rights and obligation to supervise, manage, direct and perform the procurement of components for and the manufacture of the Products.

                  (b)      Nothing in this Contract shall be construed to:

                           (i)      give either party power to direct or control
the day-to-day activities of the other party;

                           (ii)     constitute the parties as partners, joint
ventures or co-owners; or

                           (iii)    allow either Party to create or assume any
obligation on behalf of the other party for any purpose whatsoever.

         2.5      INTELLECTUAL PROPERTY.

                  (a) Nothing in this Contract shall effect any transfer of ownership of existing Intellectual Property Rights whether in relation to the Products, the specifications for the Products set forth in Exhibit A, as they may be modified from time to time (the "Product Specifications"), or otherwise.

                  (b) Solely for the purposes of enabling the parties to perform their respective obligations hereunder, each party will, to the extent that it is able, grant the other a nonexclusive royalty-free license for the duration of this Contract in respect of its Intellectual Property Rights relating to the relevant Product, as the same may be modified from time to time.

                  (c) Buyer shall have all right, title and interest in all Intellectual Property Rights derived from the Product design, the Product Specifications, and the Proposed Modifications and Buyer shall be responsible at its own expense for registering, maintaining and enforcing such Intellectual Property Rights with the reasonable co-operation of Seller, if required.

                  (d) Seller shall have all right, title and interest in all Intellectual Property Rights that are derived from Seller's independent activities and the processes for the manufacture of the Products, as the same may be modified from time to time and not from any of the Products, the Product Specifications, or any Proposed Modifications.

                  (e) Nothing herein shall impose an obligation on either party to defend any action or proceedings in which a claim or counterclaim is made for the revocation of any Intellectual Property Rights held by the other party, though in any such proceedings, each party will at the request (and expense) of the other provide such reasonable assistance as it is able.

                  (f) Each party shall forthwith give notice in writing to the other of any infringement or threatened infringement (of which it becomes aware) of any of the Intellectual Property Rights held by the other.

                  (g) For purposes of this Section 2.5, the term "Intellectual Property Rights" shall mean all right, title and interest in all writings, inventions, discoveries, trade secrets, trademarks, registrations and applications for trademarks and copyrights, know-how, methods and practices, procedures, engineering information, designs, devices, investigations, manufacturing information, improvements and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon that are discovered, made or conceived by either party, or by the parties or their employees jointly in the course of supplying the Products or carrying out the parties' respective duties hereunder.

         2.6      EQUIPMENT.

         Buyer may provide Seller with the possession and use of certain equipment which Seller requires to manufacture the Products. In the event Buyer agrees to provide such use and possession of equipment, Seller shall execute and deliver a Custody and Use Agreement, substantially in the form attached hereto as Exhibit E.

3.       PURCHASES AND SALES.

         3.1      SPECIFICATIONS.

                  (a) From time to time, Buyer may deliver to Seller a notice that Buyer desires to modify the Product Specifications (as defined in Section 3.4). Such notice shall describe the modifications to the Products which Buyer desires to have Seller make (collectively, the

"Proposed Modifications") and the date or dates by which Buyer desires to have Seller effect such modifications. The Buyer agrees that the Buyer shall request only such modifications as shall be commercially reasonable under the circumstances then prevailing in the parties' compliance with their respective obligations under this Contract.

                  (b) Within sixty (60) days of Buyer's delivery of any Proposed Modifications, Seller shall (i) state whether it is able to supply the Products in accordance with the Proposed Modifications by the date specified in Buyer's notice thereof to Seller, and (ii) describe the increase in its costs of and, as provided in Section 5.1, any change in the price to Buyer for supplying the Products in accordance with the Proposed Modifications. If Seller cannot confirm that it is able to supply the Products in accordance with the Proposed Specifications or to do so by the date specified in Buyer's notice, Seller shall explain in reasonable detail its reasons for its inability to so supply the Products or to do so by such date. If Seller states in such notice that Seller is unable to supply the Products in accordance with the Proposed Modifications, Seller shall indicate the extent to which Seller would be able to supply the Products in accordance therewith.

                  (c) If Buyer and Seller mutually agree to the Proposed Modifications, Buyer and Seller shall execute a supplement in the form of Exhibit B, attached hereto and incorporated herein by reference (a "Modification Order"), setting forth the Proposed Modifications, the date on which the Proposed Modifications shall be effective and the change in the price of the Products, in each case as provided in this Section 3.1 or as otherwise agreed to by Buyer and Seller.

                  (d) In the event that Seller is not able to supply the Products in accordance with the Proposed Modifications. Buyer may terminate this Contract by giving Seller thirty (30) days' notice of intention to terminate; provided, however, that Buyer shall be required to comply with the purchase obligation described in Section 7.2(b) at the time of such termination.

         3.2      FORECASTS.

                  (a) When Buyer has determined that it has developed the goods into which it will incorporate the Products and has obtained all approvals, consents, licenses and permits, made all filings and given all notice to governmental authorities which are necessary or desirable for the manufacture, packaging, transportation, distribution and sale of such goods, Buyer shall:

                           (i)      notify Seller of such determination; and

                           (ii)     deliver to Seller a good faith estimate of
its requirements for each remaining month of the calendar year in which such notice is given.

                  (b) During the Initial Term, Buyer shall issue to Seller a forecast of its expected requirements of the Products with respect to the ensuing calendar year on a quarterly rolling basis and on a three (3) month firm rolling basis within a twenty percent (20%) range as follows: No later than October 1 of each calendar year, Buyer shall deliver to Seller an estimate of its requirements of the Products for the following calendar year, provided that if the estimate delivered to Seller pursuant to Section 3.2(a) is delivered after October 1 of that year, Buyer will satisfy this Section 3.2(b) for the following year by delivering with such estimate for the remaining year an estimate of its requirements of Products for the following calendar year.

                  (c) From time to time, Buyer may revise an estimate of its requirements for any month by delivering to Seller revised estimates, provided that Seller shall not be bound by any revisions to the estimates for a month where the revised estimates are delivered fewer than sixty (60) days before the first day of that month.

                  (d) An estimate of Buyer's requirements of the Products delivered pursuant to Sections 3.2(a) or (b), as revised from time to time, is referred to as a "Forecast."

                  (e) Buyer and Seller will work together to ensure that there is sufficient capacity to produce the quantities forecast in Section 3.2(c) and Seller will make a certification as to sufficient capacity within fifteen (15) days of receipt of Buyer's forecast of needs.

         3.3      PURCHASE ORDERS.

                  (a) From time to time, Buyer may deliver to Seller a purchase order in the form of Exhibit C (a "Purchase Order") specifying (i) the quantity of Products which Buyer desires to purchase from Seller (each an "Estimated Purchase" and collectively, the "Estimated Purchases") and (ii) the date on which such Products shall be delivered, which shall not be less than thirty (30) days after the date on which Seller receives such Purchase Order.

                  (b) Seller shall deliver to Buyer all Products which Buyer orders, provided that the quantity of Products so ordered does not, when added to the quantities of Products previously ordered for delivery during that month exceed one hundred twenty percent (120%) of the Estimated Purchases for that month. If the quantity of Products ordered in a Purchase Order for delivery during a month exceeds one hundred twenty percent (120%) of the Estimated Purchases for that month, Seller will use its good faith efforts to attempt to supply any amounts ordered in excess of such amounts.

                  (c) Prior to Buyer's delivery of the first revised Forecast to Seller, Buyer may issue Purchase Orders from time to time for Products which Buyer requires for manufacturing samples of its goods for human clinical tests.

                  (d) If Seller is unable to supply Products in accordance with a Purchase Order:

                           (i)      Seller shall promptly, upon learning of the
same, notify Buyer of the extent to which Seller will be unable to supply Products in accordance with such Purchase Order, and

                           (ii)     Buyer may purchase Products from another
supplier to the extent that Seller is unable to comply with such Purchase Order.

                  (e) Governing Nature of this Agreement. All Purchase Orders issued under this Contract shall be subject to the terms and conditions set forth in this Contract. If the general or special terms and conditions of any Purchase Order are in conflict with or modify in any manner the terms and conditions of this Contract without the written consent of both parties hereto, the terms and conditions of this Contract shall govern.

         3.4      PACKING.

         The Products shall be packed strictly in accordance with the specifications set forth in Exhibit A and all applicable laws. Buyer may amend the specifications for packing Product on the terms and subject to the conditions set forth in Section 3.1 for modifying specifications for the Products. Product Specifications so modified shall apply MUTATIS MUTANDIS to the specifications set forth in Exhibit A.

         3.5      FREIGHT.

         All Products shall be sold FOB Seller's shipping point. Seller shall cause Products to be shipped in accordance with all applicable laws. Title to the Products and risk of loss or damage shall pass upon delivery by Seller to the possession of the carrier. Any claims for loss or damage after risk of loss has passed shall be filed by Buyer with the carrier.

         3.6      ACCEPTANCE.

                  (a) Unless otherwise agreed by the parties, if a shipment of Products, or any portion thereof:

                           (i)      is not delivered by the date specified in
the Purchase Order and in accordance with the delivery terms included in the specifications set forth in Exhibit A, or such shipment does not include ninety-five percent (95%) of the quantity of Products specified in the Purchase Order; or

                           (ii)     includes Products which are not packed,
shipped or otherwise in conformity with the provisions of this Contract,

         then, Buyer:

     (y) may, within fourteen (14) days of receipt of each batch of Product, elect to reject such shipment; and

     (z) shall, if it elects to reject any shipment, (A) notify Seller immediately of such rejection and (B) afford Seller a reasonable opportunity (1) to inspect such Products and (2) to make arrangements for the Products' return if they are found to be nonconforming to the Product Specifications.


                  (b) If Buyer does not notify Seller of Buyer's rejection of Products within fourteen (14) days of their receipt, then such Products shall be deemed to have been accepted by Buyer.

                  (c) If Buyer rejects any Products, Buyer shall hold such rejected Products for sixty (60) days (or such longer time as may be mutually agreed) after which, unless during that sixty (60) day period Seller gives Buyer directions to return or otherwise dispose of such rejected Products, Buyer may, at is election, return or dispose of such rejected Products. Seller shall credit Buyer for the cost to return any such rejected Products.

         3.7      DELAYS.

                  (a) Seller shall not be liable for any failure or delay in delivery due in whole or in part to any unforeseeable event beyond the control of Seller and not caused by Seller's own fault, including (but not limited to) the following: flood; earthquake; storm; lightning; fire; explosion; declared or undeclared war; riot; blockade; insurrection; epidemic; landslide; washout; civil disturbance; strike or labor disturbance; embargo; delay in transportation; sabotage; and any other unforeseeable circumstance which would in the reasonable opinion of Seller endanger persons or property. Under any such circumstances Seller shall have such additional time within which to deliver Products as may be reasonably necessary, subject to (d) below.

                  (b) Seller shall use reasonable care to minimize delays and damage resulting from an uncontrollable event described in Section 3.7(a).

                  (c)      Seller shall notify Buyer:

                           (i)      promptly upon the occurrence of an event
described in Section 3.7(a), setting forth in reasonable detail the effect of such event upon Seller's performance hereunder; and

                           (ii)     from time to time, upon request from Buyer,
of the continued effects upon Seller's performance hereunder and the actions taken by Seller to mitigate the effects of such event upon Seller's performance.

                  (d) If Seller is unable to deliver Products to Buyer for more than ninety (90) days as a result of an event described in Section 3.7(a), Buyer may, upon notice to Seller, suspend purchases of Products from Seller and purchase Products from another source for a period of at least one year. The term of this Contract shall not be extended as a result of any suspension of Buyer's purchases pursuant to this Section 3.7(d).

4.       WARRANTIES.

         4.1      WARRANTIES.

         Seller warrants that Products delivered to Buyer:

                  (a)      conform with the Product Specifications;

                  (b) have been packed in accordance with the specifications for packing, as the same may have been modified pursuant to
Section 3.4;

                  (c) have been manufactured in accordance with (i) current Good Manufacturing Practices ("GMP") promulgated by the Food and Drug Administration in the United States, and their equivalent promulgated by the governing health authority of any other country in which the Product manufactured by Seller under this Contract are sold and (ii) applicable laws; and

                  (d) have been delivered with all right, title and interest thereto, free and clear of all mortgages, hypothecations, chattel mortgages, pledges, liens, encumbrances, security interests and claims.

         The above warranty is given by Seller subject to the condition that Seller shall not be liable to the extent that any failure to correspond with the Product Specifications at the time of receipt is aggravated by subsequent willful damage, negligence, misuse or alteration (other than alterations required by normal processing in preparation for supply to its customers and within Seller's reasonable contemplation) of the Products without Seller's approval.

         4.2      DISCLAIMER OF WARRANTIES.

         The foregoing is in lieu of all express and implied warranties. Buyer agrees that Buyer shall rely solely upon its own judgment as to the fitness of the Products for its purposes. Except as so provided, there is no implied warranty of merchantability or fitness for a particular purpose. Seller is charged solely with manufacturing the Products in accordance with the Product Specifications.

         4.3      DOCUMENTATION.

         Seller shall from time to time, upon Buyer's request, deliver to Buyer copies of all documentation necessary and desirable for Buyer to make any necessary filings or recordation with, or to obtain any licenses, approvals or other authorizations from, any governmental agencies having jurisdiction over Buyer.

5.       PRICE AND PAYMENT.

         5.1      PRICE.

                  (a) Buyer shall purchase and Seller shall sell each unit of the preservative free dispensing pump and canister described on Exhibit A at the price set forth on Exhibit D. To the extent that Buyer requests that Seller manufacture any product(s) described on Exhibit A other than the preservative free dispensing pump and canister, the price to be paid by the Buyer for each unit of such other product(s) shall be mutually agreeable to Buyer and Seller and shall be commensurate with Seller's customary pricing criteria (which may include Seller's direct cost of materials, Seller's direct cost of labor and Seller's manufacturing overhead and profit); provided, however, that Seller's price for each unit of such other product(s) shall be no more than fifteen percent (15%) higher than the price any Other Seller (as hereinafter defined) of such product(s) proposes to charge to Buyer for equivalent product(s). Buyer shall supply Seller with written evidence on such Other Seller's letterhead of any price proposed by an Other Seller which is lower than the price which Seller proposes to charge for the same product(s). For purposes of this Section 5.1(a), "Other Seller" shall mean a manufacturer of products registered with the federal Food and Drug Administration and ISO certified, who manufactures such products in accordance with current GMP and their equivalent promulgated by the governing health authority of any other country in which such products are sold.

                  (b) Seller may increase or decrease the price of Products as set forth in a Modification Order.

                  (c) No later than October 1 of each year, Seller shall notify Buyer of (i) any increases and decreases in the costs of the commodities and services used to produce the Products and included in the price pursuant to
Section 5.1(a) and (ii) the proposed increase or decrease in the price of any Product which Seller anticipates will be require to compensate Seller or Buyer for the net effect of such increases and decreases in its costs of production. Provided that the proposed increase does not exceed the corresponding percentage increase in the Consumer Price Index for the United States (All Items - All Urban Consumers) as published by the United States Department of Labor, Bureau of Labor Statistics (the "Index") for the most recent year for which the Index is published, such increase or decrease in the price shall be effective on January 1 of the following year.

         5.2       TAXES.

         Prices do not include sales, excise, use or other taxes specifically and directly applicable to the Products and such taxes shall be paid by Buyer unless Buyer provides Seller with a tax exemption certificate acceptable to the relevant governmental authorities.

         5.3      PAYMENT.

                  (a) Payment is due net 30 days from the date of Seller's invoice for all Products not rejected hereunder.

                  (b) If Buyer (x) disputes any amount on an invoice or (y) has a claim against Seller under this Contract, Buyer shall:

                           (i)      pay the undisputed portion of the invoice
less the amount of any claims against Seller; and

                           (ii)     promptly notify Seller of its dispute and
claims, setting forth in reasonable detail the nature of such dispute or claims.

                  (c) If Seller disputes any item disputed or claimed by Buyer in a notice given by Buyer pursuant to Section 5.3(b), Seller and Buyer shall resolve their differences pursuant to Sections 9.3 and 9.4.

                  (d) Buyer shall pay Seller by check or wire transfer of immediately available funds to a bank account designated by Seller, as Buyer shall elect.

         5.4      LATE CHARGES.

                  (a) Buyer shall pay a late charge per month of two percent (2%) above the current prime or reference rate as announced by Bank of America National Trust and Savings Association, at its San Francisco office, or any successor thereto or the maximum rate permitted by law, whichever is less, on all amounts not paid when due. The late charge shall be paid on the next date on which payment is due after such late charge has accrued.

                  (b) If (x) Buyer disputes any item on an invoice or asserts any claim against Seller (and as a result reduces the amount of its payment in respect of such invoice), and (y) such dispute or claim is resolved in favor of Seller, then Buyer shall promptly pay the amount so resolved in favor of Seller plus interest thereon at the rate specified in Section 5.4(a) from the date payment on the invoice was due until the date payment of such amount is made in full.

6.       DEFAULTS AND REMEDIES.

         6.1      DEFAULTS.

         Each or any of the following shall constitute an event of default under this Contract (each an "Event of Default"):

                  (a) Buyer fails to pay Seller any moneys within forty-five (45) days when due hereunder;

                  (b)      Seller fails to deliver:

                           (i)      at least ninety-five percent (95%) of the
Products properly ordered by Buyer pursuant to Purchase Orders during any three-month period; or

                           (ii)     on the date when due, three or more
shipments during any three-month period; or

                           (iii)    shipments of Products, ninety-five percent
(95%) of which strictly conform to all requirements of this Contract, on three or more occasions during any three-month period;

                  (c) a party hereto fails to perform any covenant or agreement hereunder when the same is required hereunder to be performed and such failure shall not have been cured within thirty (30) days of notice from the other party hereto; or

                  (d) a party hereto voluntarily files a petition in bankruptcy or make a general assignment for the benefit of creditors, or a receiver is appointed for a party hereto or a petition in bankruptcy is filed against a party hereto and such petition is not dismissed within one hundred twenty (120) days of such filing, or if a party hereto becomes insolvent or fails to pay indebtedness when due.

         6.2      SUSPENSION OF PERFORMANCE.

         Upon the occurrence of an Event of Default or an event which with the passing of time or giving of notice, or both, would constitute an Event of Default under Section 6.1 (an "Incipient Default") in respect of a party hereto (the "Defaulting Party"), the other party hereto (the "Non-Defaulting Party") may immediately suspend the performance of all or part its obligations hereunder, without prior notice to the Defaulting Party provided that the Non-Defaulting Party immediately gives the Defaulting Party notice that:

                  (a) an Event of Default or an Incipient Default exists in respect of the Defaulting Party, providing reasonable details of such Incipient Default;

                  (b) the Non-Defaulting Party has suspended performance of all or part of its obligations hereunder, providing details of the obligations so suspended if only a part of its obligations are suspended; and

                  (c) the Non-Defaulting Party will require the Defaulting Party to provide reasonable assurances that:

                           (i)      in the case of an Incipient Default, such
Incipient Default will not become an Event of Default; and

                           (ii)     in the case of an Event of Default, such
Event of Default will be cured within thirty (30) days of such notice to the Defaulting Party.

7.       TERMINATION.

         7.1      GROUNDS FOR TERMINATION.

         This Contract may be termination by notice by:

                  (a)      either party to the other party as provided in
Section 1.3(b);

                  (b) the Non-Defaulting Party to the Defaulting Party upon the occurrence of an uncured Event of Default;

                  (c) the expiration or termination of any license(s) bearing significantly and substantially upon the manufacture of the Products in accordance with the Product Specifications;

                  (d)      Buyer:

                           (i)      pursuant to Section 3.1(d); or

                           (ii)     if as a result of a change in law after the
date of this Contract, Buyer's use of the Products or the production of the goods into which Buyer incorporates the Products becomes illegal, impractical or, in Buyer's judgment, financially imprudent; or

                           (iii)    if Buyer causes production of the goods into
which Products are incorporated; or

                  (e) Seller not later than January 30 of each year if the total quantity of Products ordered by the Buyer during the preceding twelve months was less than the Minimum Amount minus the total quantity of Products which Buyer demonstrates it would have ordered but for delays, disruptions, non-deliveries and suspensions of other orders.

         7.2      CONSEQUENCES OF TERMINATION.

         Upon termination of this Contract pursuant to:

                  (a)      Section 7.1(a), 7.1(c), 7.1(d)(ii), 7.1(d)(iii) or
7.1(e),

                           (i)      Seller shall sell to Buyer, and Buyer shall
purchase from Seller (a) at Seller's cost, all raw materials, (b) at Seller's cost plus fifteen percent (15%), all work-in-process purchased or processed solely for Products to be delivered to Buyer during the ninety (90) days following the date of termination, and (c) at the price shown on Exhibit D, all finished Products in Seller's possession as of the date of termination. The warranties set forth in Section 4.1 shall apply to such raw materials, work-in-process and finished Products; and

                           (ii)     Seller shall deliver an invoice for amounts
unpaid to Seller hereunder; and

                           (iii)    Buyer shall pay Seller within thirty (30)
days of its receipt of such invoice. The provisions of Sections 5.3 and 5.4 shall apply to the amounts evidenced by such invoice.

                  (b)      Section 7.1(b) and 7.1 (d)(i),

                           (i)      Seller shall sell to Buyer, and Buyer shall
purchase from Seller, at Seller's cost, all raw materials, all work-in-process purchased or processed solely for Products to be delivered to Buyer during the ninety (90) days following the date of termination, and all finished Products in Seller's possession as of the date of termination. The warranties set forth in
Section 4.1 shall apply to all such raw materials and work-in-process; and

                           (ii)     Seller shall deliver an invoice for amounts
unpaid to Seller hereunder; and

                           (iii)    Buyer shall pay Seller within thirty (30)
days of its receipt of such invoice. The provisions of Sections 5.3 and 5.4 shall apply to the amounts evidenced by such invoice.

                  (c) Neither Seller nor Buyer may, as a result of its termination of this Contract, whether by reason of an Event of Default by the other party or otherwise, and, whether Buyer or Seller shall have terminated this Contract Seller shall cause Bespak plc not to, terminate any other agreement entered into concurrently with this Contract between the parties, including, without limitation, the Settlement Agreement of even date with this Contract between Buyer, Seller and Bespak plc.

         7.3      CONSEQUENCES OF SUSPENSION.

         Upon suspension of this Contract by Buyer pursuant to Section 3.7(d):

                  (a) Seller shall sel1 to Buyer, and Buyer shall purchase from Seller, at Seller's cost, (i) all raw materials and all work-in-process purchased or processed solely for Product to be delivered to Buyer during the ninety (90) days following the date of suspension, and (ii) at the price shown on Exhibit D, all finished Product in Seller's possession as of the date of suspension.

The warranties set forth in Section 4.1 shall apply to all such raw materials and work-in-process; and

                  (b) Seller shall deliver an invoice for amounts unpaid to Seller hereunder; and

                  (c) Buyer shall pay Seller within thirty (30) days of its receipt of such invoice. The provisions of Sections 5.3 and 5.4 shall apply to the amounts evidenced by such invoice.

8.       INDEMNIFICATION AND LIMITS ON LIABILITY.

         8.1      INDEMNIFICATION.

                  (a) Buyer shall indemnify and hold harmless Seller, its directors and officers and their respective assignees and successors, from and against any and all claims, actions, suits and proceedings, and all reasonable costs, expenses, damages, obligations, penalties, injuries and liabilities incurred in connection therewith ("Claims"), asserted by any third party against Seller, including liability for any infringement upon any patent, copyright, trade secret or other proprietary right of any third party and Seller's strict liability in tort, arising out of, connected with, or resulting from the Products' conformity to the Product Specifications, as modified by any Modification Order, or any breach by Buyer of any provision of this Contract, excepting only Claims that arise solely out of the gross negligence or willful misconduct of Seller, the non-compliance of the Products with the Product Specifications as modified by any Modification Order or any Breach by Seller of any provision of this Contract. Buyer agrees to hold harmless and to indemnify Seller for any claims, damages, expenses and losses relating to third party suits with respect to death or personal injury relating to or arising from the sale or use of the drug dispensed by the Product.

                  (b) Seller shall indemnify and hold harmless Buyer, its directors and officers and their respective assignees and successors, from and against any and all Claims asserted by any third party against Buyer arising out of, connected with, or resulting from the non-compliance of the Products with the Product Specifications as modified by any Modification Order, the gross negligence or willful misconduct of Seller, or any breach by Seller of any provision of this Contract

         8.2      EXCLUSION OF DAMAGES.

         Neither party shall be liable for indirect, incidental, punitive, special or consequential damages or loss of profit or any costs or expenses incurred in connection with the other party's obtaining the benefits it anticipated from the transactions contemplated hereunder except as provided in
Section 8.1.

         8.3      NOTIFICATION; PARTICIPATION.

         A party seeking indemnification hereunder (the "Indemnitee") shall give the other party (the "Indemnitor") prompt written notice in reasonable detail of any circumstances giving rise to potential liability under this Section 8 and shall allow Indemnitee full participation in the defense of any third party claim and the conduct of any proceeding relating thereto. Indemnitor shall not make any compromise or settlement in relation to any such third party claim without Indemnitee's prior written consent.

         8.4      LIMITATION OF SELLER'S LIABILITY.

         Seller's liability for all damages arising under this Contract, except for liability arising under Sections 7.2(c) and 8.1(b), during any calendar year shall be limited to the sum of $250,000.00.

9.       REVIEW AND DISPUTE RESOLUTION.

         9.1      PERFORMANCE REVIEW.

                  (a)      Each party shall assign an employee of it who will:

                           (i)      act as its representative (the
"Representative") in connection with this Contract; and

                           (ii)     be responsible for directing all its
activities affecting the exercise of its rights and performance of its obligations hereunder.

                  (b)      The Representatives shall:

                           (i)      meet from time to time upon request of one
of the Representatives to review the performance of the Seller under this Contract; and

                           (ii)     use the performance review to:

                                    (1)      improve the performance of Seller
hereunder; and

                                    (2)      address and resolve problems and
complaints of either party, as well as any disputes, pertaining to either party's performance hereunder.

         9.2      AUDIT RIGHTS.

                  (a) Buyer shall have the right to visit Seller's facilities during regular business hours upon ten (10) business days' prior notice to review files (not including financial statements, books or other financial data as identified by Seller) directly related to (i) any price change proposed to be made by Seller; (ii) procedures directly related to the manufacture of the Products; (iii) the manufacturing conducted by Seller for the sole purpose of ensuring compliance with GMP and other regulatory compliance; or
(iv) Seller's allocation of the costs and overhead included in the price of the Products. Buyer shall have the right to engage an accounting firm mutually agreeable to Buyer and Seller to conduct a financial audit of Seller's books, the cost of such audit to borne solely by Buyer. The foregoing notwithstanding, nothing in this Contract shall obligate Seller to disclose to Buyer any documents or materials containing subject matter which Seller is required to retain as confidential under any arrangement with any other customer of Seller, except to the extent required by applicable law.

                  (b)      Subject to the second sentence of Section 9.2(a),
Section 10.3 and Seller's security regulations generally applicable at its facilities where the Products are manufactured, Seller will provide Buyer and its representatives with unrestricted access to:

                           (i)      any facility at which Seller stores raw
materials for or manufactures, packages and ships any Products; and

                           (ii)     existing documentation reasonably related to
any data and work product concerning the Products.

                  (c) Seller will cooperate fully with Buyer or its designee in connection with Buyer's audits and inspections or with regard to any examination by government authorities.

                  (d) The audits shall be conducted in a manner which does not disrupt, delay or interfere with Seller's supply of Products in any material respect.

         9.3      DISPUTE RESOLUTION.

         The following procedure will be adhered to in all disputes that arise under this Contract:

                  (a) The party which asserts that a dispute has arisen under this Contract shall notify the other party in writing of the nature of the dispute with as much detail as possible about the deficient performance of the other party.

                  (b)      The Representatives shall:

                           (i)      meet within seven (7) days after the date of
the written notification to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective parties; and

                           (ii)     produce a detailed written report of the
nature of the dispute to the respective management of Buyer and Seller.

                  (c) If the Representatives are unable to agree on corrective action, the respective managers to whom the Representatives report ("Management") shall meet to facilitate an agreement within fourteen (14) days after the date of the written notification.

                  (d) If Management cannot resolve the dispute with a written plan or corrective action with seven (7) days after their initial meeting, or the agreed-upon completion dates in the written plan of corrective action are exceeded, either party may request arbitration provided for in this Contract.

10.      MISCELLANEOUS.

         10.1     PARTIES IN INTEREST, LIMITATION ON RIGHTS OF OTHERS;
ASSIGNMENT.

                  (a) The terms of this Contract shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.

                  (b) Neither party hereto may assign its rights hereunder in whole or in part without the prior written consent of the other party hereto, which consent may be reasonably withheld, and any such assignment without such consent shall be void. If such consent is given, unless expressly agreed by the parties hereto, it shall not relieve the assignor from any of the obligations of this Contract, and any assignee shall be considered the agent of the assignor, and as between the parties hereto, the assignor shall be and remain liable as if no such assignment has been made.

                  (c) Notwithstanding Section l0.1(b), either party may assign this Contract without the consent of the other party to any person (i) into whom either party is merged or (ii) who acquires all or substantially all of the asses of either party.

                  (d) Nothing in this Contract, whether express or implied, shall be construed to give any person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in respect of this Contract or any covenants, conditions or provisions contained herein.

         10.2     NOTICES.

                  (a) Wherever under this Contract one party is required or permitted to give notice to the other, such notice shall be in writing to the other party and shall be addressed to such party at the address set forth below:

                                    (1)     In the case of Seller:


                  Bespak, Inc.
                  2450 Laura Duncan Road
                  Apex, NC 27502
                                    Attention:       President
                                    Telephone:       (919) 303-4145
                                    Facsimile:       (919) 387-2049

                  With a copy to:


                  Moore & Van Allen, PLLC
                  One Hannover Square, Suite 1700
                  Raleigh, NC 27601
                                    Attention:       Martin H. Brinkley, Esq.
                                    Telephone:       (919) 821-6274
                                    Facsimile        (919) 828-4254

                                    (2)     In the case of Buyer:


                  AeroGen, Inc.
                  1310 Orleans Drive

                  Sunnyvale, CA 94089
                                    Attention:       Mr. Yehuda Ivri
                                    Telephone:       (408) 543-2400
                                    Facsimile:       (408) 543-2450

                  (b) Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

                  (c)      A notice or communication will be deemed effective:

                           (i)      if delivered by hand or sent by federal
express or equivalent courier service, on the day it is delivered unless:

                                    (A) that day is not a day on which
                                        commercial banks are open for business
                                        in the city specified in the address for notice provided by the recipient (a day on which banks are open for such business in the city in which a party is located is referred to as a "Local Business Day" for that party) or

                                    (B) if delivered after the close of business
                                        on a Local Business Day, then on the
                                        next succeeding Local Business Day; and

                           (ii)     if sent by facsimile transmission, on the
date transmitted, provided oral or written confirmation of receipt is obtained by the sender, unless the transmission and confirmation date is not a Local Business Day, in which case on the next succeeding Local Business Day.

         10.3     CONFIDENTIALITY.

                  (a) Except as provided later in this Section 10.3, each party hereto shall:

                           (i)      treat all information obtained by it, its
employees, contractors, subcontractors, agents and any other representatives from the other party hereto concerning the other party hereto's business or operations as confidential;

                           (ii)     not divulge such information without prior
written approval from the disclosing party hereto; and

                           (iii)    return all material supplied by the
disclosing party hereto when the material has served its purposes.

                  (b) Without limiting the generality of the foregoing, Seller shall keep confidential and shall not divulge without prior written approval from Buyer, and shall return to Buyer upon termination of this Contract, all information concerning the Products and the specifications, testing, manufacture, storage, shipment, distribution, and the audits performed by Buyer hereunder; provided, however, that Seller may retain copies of all such information for its files.

                  (c)      The restrictions set forth in Sections 10.3(a) and
(b) shall not apply if:

                           (i)      the party hereto receives said information,
other than the information described in Section l0.3(b), from a source other than the other party hereto and the source, to the best of that party's knowledge, is not subject to the restrictions specified above or restrictions similar thereto;

                           (ii)     the information constitutes public
information or becomes public information; or

                           (iii)    the party hereto receiving the information
possessed the information free of the restrictions specified above prior to its receipt from the other party hereto. In addition, either party hereto may disclose information if required by legal means after any request for protective order concerning said information has been refused.

         10.4     SURVIVAL OF CERTAIN TERMS.

         The terms set forth in Sections 7.2, 8, 9.3, and 10 shall survive the termination of this Contract for any reason whatsoever.

         10.5     ATTORNEYS' FEES.

         If any arbitration, lawsuit or other action or proceeding relating to this Contract is brought by either party hereto against the other party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled

         10.6     COSTS AND EXPENSES.

         In any case where any party hereto is entitled hereunder to reimbursement of costs and expenses, "costs" shall include interest on any judgment and court costs, and "expenses" shall include reasonable legal fees and expenses including allocated fees of in-house counsel.

         10.7     ENTIRE AGREEMENT.

         There are no oral agreements between the parties hereto affecting this Contract, and this Contract, together with the Settlement Agreement, supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between the parties hereto or displayed by either party hereto to the other party hereto with respect to the subject matter of this Contract, the Settlement Agreement. There are no representations or warranties between the parties hereto other than those expressly set forth in this Contract and all reliance with respect to any representations is solely upon representations or warranties expressly set forth in this Contract.

         10.8     NONWAIVER.

         Except as may be expressly provided in this Contract or in a writing signed by the party hereto, the failure of either party hereto to insist any instance on strict performance of any provision of this Contract shall not be construed as a waiver of any such provision or the relinquishment of any rights thereunder in the future, but the same shall continue and remain in full and force and effect.

         10.9     AMENDMENT.

         Neither this Contract nor any of the terms hereof nor any covenant or condition contained herein may be terminated, amended, supplemented, waived or modified orally, but only by an instrument, in writing signed by the party hereto against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. Any written amendment duly executed by the parties hereto shall be binding notwithstanding the absence of any consideration therefor.

         10.10    SEVERABILITY.

         Any provision of this Contract which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Contract shall remain valid. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect. Notwithstanding that any term or condition of this Contract, or this Contract as a whole, may be invalid, the Settlement Agreement shall remain in full force and effect as if no term or condition herein were invalid. In the event that this Contract is adjudged or rendered invalid as a whole, the parties agree to use good faith efforts to negotiate a commercially reasonable supply contract in replacement of and substitution for this Contract.

         10.11    INTERPRETATION.

                  (a) In this Contract, unless the contrary intention appears, a reference to:

                           (i)      this "Contract" is to this Contract as
amended, modified or supplemented in writing from time to time as provided in this Contract;

                           (ii)     a "Section" or an "Exhibit" is a reference
to an article or a section of, or an exhibit to, this Contract;

                           (iii)    "hereof," "herein," "hereunder" and
comparable terms refer to this entire Contract and not to any particular section or other subdivision hereof or exhibit hereto;

                           (iv)     "include" and "including" mean includes,
without limitation, and including, without limitation, respectively, unless the use thereof expressly or impliedly means otherwise;

                           (v)      a "law" includes common or customary law or
any constitution, decree, judgment legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and "lawful" and "unlawful" shall be construed accordingly) as such law is amended or reenacted;

                           (vi)     a "person" includes any individual, company,
corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality), and its successors and assigns; and

                           (vii)    references to any gender include, unless the
context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa.

                  (b) The index to and the headings in this Contract are for convenience only and are to be ignored in construing this Contract.

                  (c) The terms defined above have the meanings set forth above for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.

                  (d) For convenient reference, the capitalized words listed in the first column are defined in the section listed opposite it in the second column:

                Definition                          Section
                ---------------------------------   --------------------------
                Claims                              8.1(a)
                Defaulting Party                    6.2(a)
                Effective Date                      1.1
                Estimated Purchases                 3.3(a)
                Forecast                            3.2(d)
                Event of Default                    6.1
                GMP                                 4.1(c)(ii)
                Incipient Default                   6.2(a)
                Indemnitee                          8.3
                Indemnitor                          8.3
                Initial Term                        1.2
                Intellectual Property Rights        2.5(g)
                Management                          9.3(c)
                Minimum Amount                      2.1
                Modification Order                  3.1(c)
                Non-Defaulting party                6.2(a)
                Product Specifications              2.5(a)
                Products                            Recital B, Exhibit A
                Proposed Modifications              3.1(a)
                Purchase Order                      3.3(a)
                Representative                      9.1(a)

         10.12    CHOICE OF LAW; ARBITRATION.

         This Contract shall be interpreted and enforced pursuant to the laws of the State of California, excluding, however, the choice of law principles thereof. Any claim or dispute under or relating to this Contract shall be submitted to binding arbitration in Chicago, Illinois pursuant to the commercial rules of the American Arbitration Association.

         10.13    COUNTERPARTS.

         This Contract may be executed in multiple copies and copies made thereof, all of which taken together will constitute one single agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supply Contract to be executed in duplicate by their respective representatives thereunto duly authorized.


                                             Seller:

                                             Tenax Corporation

                                             By /s/ Peter Chambre
                                                -----------------------
                                             Its President
                                                 ----------------------

                                             Buyer:
                                             Aerogen, Inc.

                                             BY /s/ Jane E. Shaw
                                                -----------------------
                                             Its Chairman, CEO
                                                 ----------------------

                                    EXHIBIT A

                             PRODUCT SPECIFICATIONS



Definition of "Products"


         The "Products" are defined as any of the following alternatives, among which Buyer may select in Buyer's sole discretion (subject to Section 2.1 and the other provisions of this Agreement):

(1) a preservative free dispensing canister, as described in the product specifications set forth below; and/or
(2) the molding and assembly of the Inhaler casing (the specifications for which may be attached to this Exhibit A following the date of this Agreement); and/or
(3) other products as mutually agreed upon by Buyer and Seller (the specifications for which may be attached to this Exhibit A following the date of this Agreement).

Product Specifications for Preservative Free Dispensing Pump and Canister


         GENERAL DESCRIPTION: A dispensing pump, integrally connected to a canister that contains liquid medicament for dispensing a fixed volume upon each actuation. The pump has a unidirectional valve that allows outflow of liquid from the canister, but prevents inflow of bacteria into the canister so that the liquid medicament in the canister requires no preservatives.


Dispensing Pump


Actuation force:  20 Newton Max.
Actuation travel:  10 mm Max.
Dispensed volume per actuation:  To Be Determined
Dispensing accuracy per actuation:  10%
Dispensing form:  Slow outflow that forms a single drop
Operation Orientation:  Upside down (relative to gravity)
Nozzle Geometry:  See Fig-1
Partial dosing:  To Be Determined

Top Seal (Valve)


         Normally-closed pressure differential valve will be positioned at the dispensing orifice to prevent inflow of bacteria.

         Dead volume at the external surfaces of the valve:  1 [micron]l or less

Canister


Holding volume:  3cc
Residual volume in the canister:  To Be Determined
Air venting:  filtered air or no air venting
External Dimensions Body and Valve:  See Fig-1
Weight: To Be Determined
         Materials:        All molded plastic type:  To Be Determined
                  No metal in contact with liquid
                  No disinfectant releasing materials

Storage cup:  To Be Determined
Packaging:  To Be Determined


[GRAPHIC]

                                    Exhibit B

                               Modification Order


Please see attached.

ADDENDUM B
--------------------------------------------------------------------------------
                                TENAX CORPORATION                   No._________
                           ENGINEERING CHANGE APPROVAL
--------------------------------------------------------------------------------
DRAWING IDENTIFICATION, INCLUDING SHEET # AND          ORIGINATOR
REVISION LEVEL:                                        -------------------------
                                                       DATE
--------------------------------------------------------------------------------
DETAILS OF CHANGE









--------------------------------------------------------------------------------
DEPARTMENT    APPROVALS   COMMENTS -COSTS - PROBLEMS     SIGNATURE    DATE
              YES    NO
------------- ----- ----- ------------------------------ ------------ ----------
DEV.

------------- ----- ----- ------------------------------ ------------ ----------
MANF. ENG.

------------- ----- ----- ------------------------------ ------------ ----------
QUALITY

------------- ----- ----- ------------------------------ ------------ ----------
TOOLING

------------- ----- ----- ------------------------------ ------------ ----------
MOLDING

------------- ----- ----- ------------------------------ ------------ ----------
MATERIAL
  MGT.

------------- ----- ----- ------------------------------ ------------ ----------
FINANCE

------------- ----- ----- ------------------------------ ------------ ----------
R.A.

------------- ----- ----- ------------------------------ ------------ ----------
SALES

------------- ----- ----- ------------------------------ ------------ ----------
CUSTOMER/
SUPPLIER

--------------------------------------------------------------------------------
         PD-95C-I1000.00/B   3/3/95                        Controlled    Issue

                                    Exhibit C

                                 Purchase Order


Please see attached.

                  AEROGEN INC.                                    Purchase Order
                                                              Purchase Order No.
         1310 Orleans Drive
         Sunnyvale, CA  94089
         USA                                                         Date Issued

--------------------------------------------------------------------------------
      To: Ship To: AeroGen, Inc. 1310 Orleans Drive Sunnyvale, CA 94089 USA
--------------------------------------------------------------------------------
         Phone:                                Phone:   408-543-2400
         Fax:                                  Fax:     408-543-2450

--------------------------------------------------------------------------------
Delivery Date           Ship Via            Taxable?          Payment Terms
----------------- ------------------- ------------------- ----------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  AeroGen P/N    Description    Quantity      U/M      Unit Price    Extension
--------------- ------------- ------------ ---------- ------------ -------------










--------------------------------------------------------------------------------
                                                          TOTAL
                                                      ------------ -------------



---------------------------------------------------
ORDER ACKNOWLEDGEMENT (To be completed by supplier)


I have reviewed and acknowledged the capability to
meet the specified requirements. I shall notify
AeroGen of any changes in the material, process
and/or service that may affect the quality of the     Authorized Signature(s)
product prior to the production of this order.


 _________________________________________________    __________________________
 Name and Title


 _________________________________________________    __________________________
 Signature and Date

---------------------------------------------------

Form 80F 45001-F3, Rev NEW
--------------------------------------------------------------------------------

                                    EXHIBIT D

                                      PRICE


         The price to be paid by the Buyer for each unit of the Product shall be mutually agreeable to Buyer and Seller, shall be commensurate with Seller's customary pricing criteria, and shall include the following components:

         1.       Seller's direct cost of materials;
         2.       Seller's direct cost of labor;
         3. Seller's manufacturing overhead allocable to this Contract and profit; and

         Seller shall allocate the costs of materials, labor and the portion of its manufacturing overhead to the Product following the practices it uses for allocating such costs and overhead to other products manufactured by it.

                                    Exhibit E

                            Custody and Use Agreement


Please see attached.

                            CUSTODY AND USE AGREEMENT


         This CUSTODY AND USE AGREEMENT (this "Agreement") dated as of March 1st, 1999, is made between AEROGEN, INC., a Delaware corporation ("Owner"), on one hand, and TENAX CORPORATION, a Connecticut corporation doing business as Bespak, Inc. ("Custodian").


                                    RECITALS


         1. Owner and Custodian are parties to a certain Supply Contract dated March 1, 1999 (the "Supply Contract") whereby Custodian has agreed to supply Owner with certain products.

         2. Owner desires to make available, and Custodian desires to possess and use, certain equipment owned by Owner for Custodian's manufacture of the goods supplied by Custodian pursuant to the Supply Contract, on the terms and subject to the conditions set forth herein.


                                    AGREEMENT


         NOW, THEREFORE, in consideration of the premises and mutual agreements hereto contained, the parties hereto agree as follows:

         1.       MANUFACTURING EQUIPMENT.

         (a) Owner hereby grants to Custodian and Custodian accepts from Owner possession and use of the equipment (the "Equipment") described on the Schedules executed hereunder, and substantially in the form of Exhibit A hereto (each a "Schedule").

         (b) The first Schedule will be part of, and each Schedule thereafter shall constitute an amendment to, this Agreement.

         (c) Custodian's possession and use of the Equipment shall commence on the date on which it is delivered to Custodian and continue until Owner requests the return of the same or any portion thereof or until Custodian notifies Owner that it intends to tender possession of the same to Owner, in either of which events Custodian's possession and use shall terminate as to the portion returned.

         2.       DELIVERY AND INSTALLATION.

         (a) Custodian shall install and use the Equipment only at the address for installation described in the relevant Schedule (the "Equipment Location").

         (b) At Custodian's expense, Custodian shall prepare a suitable Equipment Location, substantially conforming with reasonable instructions given by Owner, on or before the scheduled delivery date for the installation of the Equipment.

         3.       TITLE.

         (a) Each item of the Equipment (each a "Unit") shall remain personal property, and the title thereto shall remain exclusively in Owner, notwithstanding the manner in which any Unit may be attached to realty. Custodian shall, upon the request of Owner at any time during the term of this Agreement, affix or permit Owner to affix, in a permanent place on any Unit, labels supplied by Owner identifying the Equipment as the property of Owner, and shall not alter or remove any such label from any Unit.

         (b) From time to time, Custodian shall, upon reasonable request from Owner, execute and deliver to Owner Uniform Commercial Code Financing Statements which reflect Owner's interest in the Equipment.

         (c) Custodian shall not, without the prior written consent of Owner, and then only as directed by Owner:

                  (i) permit or cause any Unit to be moved from the Equipment Location specified on the relevant Schedule;

                  (ii)              modify or alter the Equipment or any Unit;
or

                  (iii) copy, reproduce, remanufacture, disassemble, or incorporate the Equipment, in whole or part, with any other equipment except in accordance with specifications provided by Owner.

         (d)           Custodian shall:

                  (i) promptly notify Owner should Custodian become aware of any infringement or any suspected infringement by any third party of Owner' s proprietary rights in the Equipment;

                  (ii) keep the Equipment free from any and all liens, pledges, encumbrances, chattel mortgages, hypothecations, security interests, charges and other claims (each a "Lien"), except those created by Owner; and

                  (iii) give Owner prompt notice of any judicial process or Lien affecting the Equipment.

         (e) If Custodian uses any Unit to produce any tangible or intangible property, legal and beneficial title to such property shall vest in Owner upon the creation thereof. To the extent Custodian receives any proceeds as a result of any sale or use of any such property, Custodian shall hold such proceeds in trust for Owner, and remit the same to Owner.

         4.       USE.  Custodian shall:

         (a) use the Equipment in accordance with the guidelines set forth in the technical documentation provided by Owner pursuant to Section 3 above;

         (b) use the Equipment only in Custodian's business and solely for manufacturing goods supplied to Owner pursuant to the Supply Contract; and

         (c) not allow the Equipment to be used by persons other than its employees or agents.

         5. TESTING OF EQUIPMENT; CHARGES THEREFOR. Owner recognizes that, following installation of the Equipment and prior to Custodian's use of the Equipment for the purposes described in Section 4(b), Custodian will conduct certain tests of the Equipment to ensure that the Equipment will function properly in Custodian' s manufacturing process for the goods described in the Supply Contract. Payment for such testing charges shall be due 30 days from the date of Custodian's invoice.

         6.       MAINTENANCE.

         (a)           Throughout the term of this Agreement, Custodian shall:

                  (i) at Owner's expense (after giving effect to the benefits of any manufacturer's warranty pursuant to Section 7 hereof), maintain the Equipment in the condition in which Custodian received it from Owner, normal wear and tear excepted;

                  (ii) at Owner's expense, make repairs and replacements reasonably required to maintain the Equipment in good working condition according to Custodian's customary practices and procedures; and

                  (iii) keep maintenance logs evidencing such maintenance of the Equipment according to Custodian's customary practices and procedures.

         (b) All replacement parts and additions incorporated into the Equipment shall become the property of Owner immediately upon incorporation.

         (c) In the event that any of the Equipment is damaged as a result of the misconduct or negligent act or omission on the part of Owner or its agents, then, Owner shall, at Custodian's option and at Owner's expense, repair or replace such Equipment.

         7. BENEFIT OF WARRANTY. To the extent that Owner is the beneficiary of any warranty extended by the manufacturer of the Equipment, Owner hereby appoints Custodian as Owner's attorney-in-fact to enforce such warranty in the course of carrying out Custodian's obligations under this Agreement.

         8. RIGHT OF INSPECTION. Owner shall have the right, upon ten (10) days' notice and during normal business hours, to send a reasonable number of Owner's employees or agents to inspect and photograph the Equipment, and in review all maintenance records related to the Equipment; provided, however, that such inspections shall be related strictly to the transactions contemplated herein and shall not, in any event, unreasonably disturb or interfere with, operations at Custodian's facilities.

         9.       TERM.

         (a) This Agreement is effective upon execution hereof by the parties hereto and shall continue during the Initial Term of the Supply Contract and any renewal term thereof.

         (b) Following the termination date of this Agreement, Custodian shall have an additional thirty (30) days to complete the removal of the Equipment. Owner shall assist and cooperate with Custodian in the packaging and removal of the Equipment at Owner's expense.

         10.      CASUALTY AND INSURANCE.

         (a) From the date any Unit of the Equipment is delivered to Custodian until it is returned to Owner, Custodian shall bear all risk of loss, damage, theft and destruction to or of the Equipment from any and every cause whatsoever, whether or not insured, except loss or damage occasioned solely by the negligent action or omission or misconduct of Owner, its agents or employees. Custodian, at its own expense, shall maintain all-risk, public liability, theft and property damage insurance on the Equipment in the amounts reasonably satisfactory to Owner. All policies of liability insurance shall name the Owner as an additional insured, and all property damage and casualty insurance shall name the Owner as loss payee. Custodian shall deliver to Owner certificates evidencing such insurance.

         (b) Custodian shall notify Owner of any casualty or partial destruction to any Unit by the close of business on the next business day following its occurrence. In the event any Unit is lost, destroyed, stolen, taken or seized by government authority, or, in Owner's opinion, damaged beyond repair ("Casualty"), Custodian shall be liable to Owner and shall pay Owner an amount determined by Owner to equal the cost of replacing such Unit (the "Casualty Value"). Custodian shall pay Owner such Casualty Value within thirty
(30) days of the date of the Casualty. Upon receipt by Owner of the Casualty Value for any Unit, the Custodian shall return the Unit salvage to Owner.

         (c) Seller's liability for all damages arising under this Agreement during a calendar year shall be limited to the sum $250,000.00.

         11.      INDEMNITY.

         (a) Custodian shall indemnify and hold Owner, and Owner's officers, directors, shareholders, partners, affiliates, agents, servants, successors and assignees, harmless against any and all liabilities, losses, damages, actions, claims and expenses of any kind and nature, including court costs and reasonable attorneys' fees and expenses (each, a "Claim"), directly or indirectly related to or arising in connection with any breach by Custodian of this Agreement and the maintenance, storage, relocation, return or condition of any Unit (regardless of whether such Unit is at the time in the possession or control of the Custodian), except to the extent any such claims, actions, liabilities and expenses result from the misconduct or negligent act or omission of Owner.


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

         (b) Custodian shall notify Owner by the close of business on the next business day after receipt of notice or knowledge of any event which may give rise to a third-party liability claim arising in connection with the Equipment. To the extent (but only to the extent) that such third-party liability claim arises from the misconduct or negligent act of Custodian, upon Owner's written demand, Custodian shall assume and diligently conduct, at its sole cost and expense, the entire defense of Owner and its agents, employees, successors and assigns against any indemnified Claim described in this Section
11. Custodian shall not settle or compromise any Claim against or involving Owner without first obtaining Owner's written consent thereto, which consent shall not be unreasonably withheld. The foregoing indemnity shall continue in force and effect notwithstanding the termination or cancellation of this Agreement, whether by expiration of time, operation of law or otherwise.

         12. WARRANTIES. CUSTODIAN ACKNOWLEDGES THAT OWNER HAS MADE NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, THE EQUIPMENT'S CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         13. FURTHER ASSURANCES. At any time, upon the reasonable written request of Owner, and at the sole expense of Custodian, Custodian shall take such action as Owner may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for Owner to enter Custodian's property for purposes of carrying out the terms of this Agreement, including installation, maintenance, inspection, and removal of the Equipment.

         14. ASSIGNMENT. CUSTODIAN SHALL NOT ASSIGN OR GRANT A SECURITY INTEREST IN, IN WHOLE OR IN PART, ITS RIGHTS UNDER THIS AGREEMENT OR ITS RIGHTS TO THE EQUIPMENT, NOR SHALL CUSTODIAN LEASE OR SUBLEASE ANY EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF OWNER. ANY ACTION IN CONTRADICTION HERETO SHALL BE NULL AND VOID AND WITHOUT FORCE OR EFFECT.

         15. WAIVER. Owner's failure at any time to require strict performance by Custodian of any of the provisions hereof shall not waive or diminish Owner's right thereafter to demand strict compliance therewith.

         16. SEVERABILITY. If any provision of this Agreement shall be deemed unenforceable under applicable law, it shall be deemed stricken, but the remainder of this Agreement shall remain in full force and effect and shall be construed to give effect to the intent of the parties.

         17.      CONSTRUCTION.

         (a) In this Agreement, unless the contrary intention appears, a reference to:

                  (i) "hereof," "herein," "hereunder" and comparable terms refer to the entire agreement or instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto;

                  (ii) "include" and "including" mean include, without limitation, and including, without limitation, respectively, unless the use thereof expressly or impliedly means otherwise; and

                  (iii) any gender includes, unless the context otherwise requires, references to all genders, and a reference to the singular includes, unless the context otherwise requires, references to the plural and vice versa.

         (b) The headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         18.      NOTICES.

         (a) Wherever under this Agreement one party is required or permitted to give notice to the other, such notice shall be in writing to the other party and shall be addressed to such party at:

                  (i)      In the case of Custodian:

                                  Bespak, Inc.
                             2450 Laura Duncan Road
                                 Apex, NC 27502
                              Attention: President
                            Telephone: (919) 303-4145
                            Facsimile: (919) 387-2049

                  with a copy to:

                             Moore & Van Allen, PLLC
                         One Hannover Square, Suite 1700
                                Raleigh, NC 27601
                       Attention: Martin H. Brinkley, Esq.
                            Telephone: (919) 828-4481
                            Facsimile: (919) 387-2049

                  (ii)     In the case of Owner:

                                  AeroGen, Inc.
                               1310 Orleans Drive
                               Sunnyvale, CA 94089
                           Attention: Mr. Yehuda Ivri
                            Telephone: (408) 543-2400
                            Facsimile: (408) 543-2450


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

         (b) Either party hereto may from time to time change its address for notification purpose by giving the other party prior written notice of the new address and the date upon which it will become effective.

         (c)           A notice or communication will be deemed effective:

                  (i) if delivered by hand or sent by overnight courier, on the day it is delivered unless (a) that day is not a day on which commercial banks are open for business in the city specified in the address for notice provided by the recipient (a day on which banks are open for such business, a "Local Business Day") or (b) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day; and

                  (ii) if sent by facsimile transmission, on the date transmitted, provided oral or written confirmation of receipt is obtained by the sender, unless the transmission and confirmation date is not a Local Business Day, in which case on the next succeeding Local Business Day.

         19. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         20. CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND ACCEPTED AND PERFORMED IN THE COUNTY OF SANTA CLARA, IN THE STATE OF CALIFORNIA, WHERE OWNER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. THIS AGREEMENT AND ALL TRANSACTIONS HEREUNDER AND ALL RIGHTS AND LIABILITIES OF THE PARTIES HERETO, SHALL BE DETERMINED AND GOVERNED AS TO THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF CALIFORNIA. ANY CLAIM OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION IN CHICAGO, ILLINOIS PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

         21. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between the parties as to the subject matter herein and may not be modified except in writing executed by Owner and Custodian. No supplier or agent of Owner is authorized to bind Owner or Custodian or to waive or modify any term this Agreement.

         Custodian's Initials:      PC      Owner's Initials: JES
                                ------                       ----

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    Owner:
                                    Aerogen, Inc.

                                    By: /s/ Jane E. Shaw
                                       -----------------------
                                    Name:    Jane E. Shaw
                                    Title:   Chairman, CEO

                                    Custodian:

                                    Tenax Corporation

                                    By: /s/ Peter Chambre
                                       -----------------------
                                    Name:    Peter Chambre
                                    Title:   President

                                    Exhibit A

                       CUSTODY AND USE AGREEMENT SCHEDULE


                                 Schedule No.___
                    to Custody Agreement dated March 1, 1999
                        between AeroGen, Inc., as Owner,
                       and Tenax Corporation, as Custodian

         This is a "Schedule" to the above-referenced Custody and Use Agreement (the "Agreement"). This Schedule shall become effective on the date executed by Owner Capitalized terms used in this Schedule and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

I.   Equipment
     Unit
     Description
     Quantity
     Estimated Date of Delivery and Installation
     Equipment Location

{II.     Software}

         Unit

         Description

         Quantity

         Estimated Date of Delivery and Installation

         Equipment Location

         Location

         Computer Configuration

                                 ATTACHMENT III

                                 ATTACHMENT III


         Claim A below would be licensed to BESPAK and TENAX under B2.2, because Claim A reads on subject matter disclosed in or supported by U.S Patent No. 5,261,601. Claim B would not be licensed to BESPAK and TENAX under B2.2, because Claim B does not read on subject matter disclosed in or supported by U.S. Patent No. 5,261, 601.


CLAIM A


         Dispensing apparatus for use in dispensing liquid as an atomized spray comprising a vibratable perforate membrane having at least one hole and having a front surface and rear surface, liquid supply means for supplying the liquid to the rear surface, and vibrating means operable to vibrate the membrane relative to the liquid supply means such that droplets of the liquid are dispensed through the hole as an atomized spray, wherein the hole is flared such that the cross-section of the hole narrows in a direction from the rear surface towards the front surface.


CLAIM B


         Dispensing apparatus for use in dispensing liquid as an atomized spray comprising a vibratable perforate membrane having at least one hole and having a front surface and rear surface, liquid supply means for supplying the liquid to the rear surface, and vibrating means operable to vibrate the membrane relative to the liquid supply means such that droplets of the liquid are dispensed through the hole as an atomized spray, wherein the hole is flared such that the cross-section of the hole narrows in a direction from the rear surface toward the front surface; said liquid being a film of liquid which, during an inward or rearward oscillation cycle, is held to said membrane and said one or more openings exclusively by the cohesive attraction of surface tension.


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